SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL FIXED INCOME FUND
OCTOBER, 1999
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					Security Purchased		Comparison Security		Comparison Security
Issuer				Ford Motor Credit			General Motors			Dow Chemical

Underwriters			Bank of America, Morgan 	Bear Stears, Merrill Lynch, 	Merrill Lynch & Co.
					Stanley Dean Witter, Bear 	Salomon Brothers, ABN Amro,
					Stears, Chase Securities, 	MS Dean Witter, Williams
					DB Securities, Lehman, 		Capital Group LP
					Goldman, Merrill Lynch,
					Salomon Smith Barney,
					Warburg Dillon Read

Years of continuous
operation, including
predecessors			> 3 years				> 3 years				> 3 years

Security				FORD 7.375%, 10/28/09		GM 6.375%, 5/1/08			DOW 5.97%, 1/15/09

Is the affiliate a manager
or co-manager of offering?	co-manager				no					no

Name of underwriter or
dealer from which
purchased				Morgan Stanley			n/a					n/a

Firm commitment
underwriting?			yes					yes					Exchange offering for
															outstanding bonds

Trade date/Date of Offering	10/21/1999				4/21/1998				2/5/1999

Total dollar amount of
offering sold to QIB		-					-					-

Total dollar amount of
any concurrent public
offering				$5,000,000,000			$1,600,000,000			$293,932,000

Public offering price		99.812				99.71					Exchange offering for 															outstanding bonds

Price paid if other than
public offering price		same					n/a					n/a

Underwriting spread or
commission				0.43%					0.45%					Exchange offering for 															outstanding bonds

Rating				A1/A					A2/A					A1/A

Current yield			7.40%					6.39%					6.68%

Total par value purchased	0.57%					n/a					n/a

$ amount of purchase		$28,246,796				n/a					n/a

% of offering purchased
by fund				0.057%				n/a					n/a

% of offering purchased
by associated funds		0.00%					n/a					n/a

Total					0.57%					n/a					n/a
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